UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 8, 2024

Pulse Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1000
Miami, Florida 33131
(Address of principal executive offices) (Zip Code)

(510) 906-4600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLSE	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01	Other Events.

On July 8, 2024, Pulse Biosciences, Inc. (the “Company”) issued a press release announcing that it has received Breakthrough Device Designation from the U.S. Food and Drug Administration (“FDA”) for the Company’s CellFX nsPFA Cardiac Surgery System for the treatment of atrial fibrillation. The FDA’s Breakthrough Devices Program is a voluntary program for certain medical devices that potentially provide for more effective treatment or diagnosis of a life-threatening or irreversibly debilitating disease or condition. The program is designed to expedite the development and review of these medical devices.

The Company’s Cardiac Surgery System with Surgical Clamp is designed to produce durable, continuous, transmural ablation lesions during cardiac surgery procedures for the treatment of atrial fibrillation. The bipolar clamp utilizes the Company’s proprietary nanosecond PFA technology.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Pulse Biosciences, Inc. dated July 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: July 8, 2024	By:	/s/ Burke T. Barrett
Burke T. Barrett
President and Chief Executive Officer (Principal Executive and Principal Financial Officer)